Exhibit 4.(c)(x)(2)

BROADWING INC.
201 EAST FOURTH STREET

CINCINNATI, OHIO  45202

March 26, 2003

Goldman Sachs Direct Investment Fund 2000, L.P.                        Dover Capital Management 2 LLC

Goldman, Sachs & Co.                                                                                        c/o Falcon Investment Group

c/o Goldman, Sachs & Co.                                                                  1180 Ave of Americas
85 Broad Street,                                                                                    Suite 1400

New York, New York 10004                                                                                New York, NY 10036

TCW/Crescent Mezzanine Partners III, L.P.                                    C-Squared CDO Ltd.

TCW/Crescent Mezzanine Trust III                                                  c/o TCW/Crescent Mezzanine LLC

TCW/Crescent Mezzanine Partners III Netherlands, L.P.                             200 Park Avenue, 22nd Floor

c/o TCW/Crescent Mezzanine LLC                                                  New York, New York 10166

200 Crescent Court, Suite 1600

Dallas, Texas  75201

Western and Southern Life Insurance Company                                           GS Mezzanine Partners II, L.P.

c/o Fort Washington Investment Advisers                                    GS Mezzanine Partners II Offshore, L.P.

420 East 4th Street                                                                                               85 Broad Street

Cincinnati, Ohio  45202                                                                                       New York, New York 10004

Re:  Amendments to the Purchase Agreement

Gentlemen:

Reference is made to the Purchase Agreement (the “Purchase Agreement”), dated as of December 9, 2002, among Broadwing Inc., an Ohio corporation (the “Company”), GS Mezzanine Partners II, L.P., a Delaware limited partnership (“GS Mezzanine”), GS Mezzanine Partners II Offshore, L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“GS Offshore”), and any other affiliate of GS Mezzanine who purchases the Offered Securities (as defined in the Purchase Agreement) being issued under the Purchase Agreement at the Closing (as defined in the Purchase Agreement) (together with GS Mezzanine, GS Offshore and one or more partnerships, corporations, trusts or other organizations specified as a Purchaser in Schedule 1 to the Purchase Agreement which controls, is controlled by, or is under common control with, GS Mezzanine or GS Offshore, the “GS Purchasers”), and any other person specified as a Purchaser in Schedule 1 to the Purchase Agreement (together with the GS Purchasers, the “Purchasers”), regarding the purchase of Senior Subordinated Notes and warrants to purchase common stock of the Company.  Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Purchase Agreement.

1.             The Purchase Agreement shall be amended as follows:

1.1                                 The dollar figure “$495 million” in Section 6(l) of the Purchase Agreement shall be replaced with “$507.5 million;”

1.2                                 Schedule 1 to the Purchase Agreement shall be deleted in its entirety and replaced with Schedule 1 attached to this letter amendment;

1.3                                 Schedule 1(o) to the Purchase Agreement shall be deleted in its entirety and replaced with Schedule 1(o) attached to this letter amendment and

1.4                                 Exhibit A to the Purchase Agreement shall be deleted in its entirety and replaced with Exhibit A attached to this letter amendment.

2.             In accordance with Section 2(d) of the Purchase Agreement, the parties hereto agree that, for purposes of Treasury Regulation Section 1.1273-2(h) and for all other federal, state, local and foreign tax purposes, the aggregate fair market value and the aggregate purchase price (after giving effect to the making by the Company of the Closing Payment referred to in Section 3(c) of the Purchase Agreement) of the Notes is $300,125,000 and the Warrants is $39,375,000.  The parties agree to report the sale and purchase of the Notes and Warrants purchased pursuant to this Agreement for all federal, state, local and foreign tax purposes in a manner consistent herewith and agree to take no position inconsistent with the foregoing (unless otherwise required by a final determination by the appropriate taxing authority).

Except as specifically set forth herein, the provisions of the Purchase Agreement and the Exhibits and Schedules attached thereto remain in full force and effect.  This letter amendment shall not constitute an amendment or waiver of any provision of the Purchase Agreement and shall not be construed as a waiver or consent to any further or future action on the part of the Company, except to the extent expressly set forth herein.

This letter amendment shall be governed by the internal laws of the State of New York, without regard to the conflict-of-law principles thereof which would require the application of laws of any other state.

Very truly yours,

BROADWING INC.

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Vice President & Treasurer

Agreed to and accepted by:

GS MEZZANINE PARTNERS II, L.P.

By:	GS Mezzanine Advisors II, L.L.C.,
its general partner

By:	/s/ Katherine B. Enquist
	Name:	Katherine B. Enquist
	Title:	Vice President

GS MEZZANINE PARTNERS II OFFSHORE, L.P.

By:	GS Mezzanine Advisors II, L.L.C.
its general partner

By:	/s/ Katherine B. Enquist
	Name:	Katherine B. Enquist
	Title:	Vice President

Agreed to and accepted by:

GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.

By:	GS Employee Funds 2000 GP, L.L.C.,
its general partner

By:	/s/ Katherine B. Enquist
	Name:	Katherine B. Enquist
	Title:	Vice President

Agreed to and accepted by:

GOLDMAN, SACHS & Co.

By:	/s/ Richard Katz
	Name:	Richard Katz
	Title:	Managing Director

Agreed to and accepted by:

TCW/CRESCENT MEZZANINE PARTNERS III, L.P.

TCW/CRESCENT MEZZANINE TRUST III

TCW/CRESCENT MEZZANINE PARTNERS III NETHERLANDS, L.P.

By:	TCW/Crescent Mezzanine Management III, L.L.C.,
its Investment Manager

By:	TCW Asset Management Company,
its Sub-Advisor

By:	/s/ Timothy P. Costello
	Name:	Timothy P. Costello
	Title:	Managing Director

Agreed to and accepted by:

C-SQUARED CDO LTD.

By:	TCW Advisors, Inc.,
as its Portfolio Manager

By:	/s/ Timothy P. Costello
	Name:	Timothy P. Costello
	Title:	Managing Director

Agreed to and accepted by:

WESTERN AND SOUTHERN LIFE INSURANCE COMPANY

By:	/s/ W. F. Ledwin
	Name:	W. F. Ledwin
	Title:	Sr. Vice President

Agreed to and accepted by:

DOVER CAPITAL MANAGEMENT 2 LLC

By:	/s/ Richard Merage
	Name:	Richard Merage
	Title:	Manager